Exhibit 99.1
MBF HEALTHCARE ACQUISITION CORP. AND
CRITICAL HOMECARE SOLUTIONS HOLDINGS, INC. TO PRESENT
AT LEHMAN BROTHERS ELEVENTH ANNUAL GLOBAL HEALTHCARE CONFERENCE
CORAL GABLES, Fla., February 28, 2008 — MBF Healthcare Acquisition Corp. (Amex: MBH), a publicly traded special purpose acquisition company, announced today that it and Critical Homecare Solutions Holdings, Inc., a privately-owned, leading provider of comprehensive home infusion therapy and specialty infusion services, are scheduled to present on Tuesday, March 18, 2008 at the Lehman Brothers Eleventh Annual Global Healthcare Conference in Miami, Florida. On February 6, 2008, MBH signed a definitive stock purchase agreement with Critical Homecare Solutions Holdings, Inc. Presenting at the conference from MBH will be Jorge Rico, Senior Vice President and Chief Operating Officer, and from CHS will be Bob Cucuel, President and Chief Executive Officer, and MJ Graves, Chief Financial Officer.

Event:	Lehman Brothers 11th Annual Global Healthcare Conference
Date:	Tuesday, March 18, 2008
Time:	5:15 p.m. ET
Place:	Loews Miami Beach Hotel 1601 Collins Avenue, Miami Beach, FL 33139
An audio Web cast of the Company’s presentation will be on the investor relations section of the CHS website at www.criticalhs.com. A replay of the presentation will be available for 15 days.
About MBF Healthcare Acquisition Corp.
MBH is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination of one or more operating business in the healthcare industry.
About Critical Homecare Solutions, Inc.
CHS is a leading provider of comprehensive home infusion therapy and specialty infusion services to patients suffering from acute or chronic conditions. CHS delivers over 400,000 infusion pharmaceuticals, biopharmaceuticals, nutrients and related services each year to patients in the home through 33 infusion locations in 14 states, primarily in the eastern United States. CHS also provides over 350,000 nursing and therapy visits and 500,000 private duty nursing hours each year to patients in the home through 32 home nursing locations in three states. CHS currently provides customized local clinical care to over 19,000 patients through its branch network and has relationships with approximately 450 payors, including insurers, managed care organizations and government payors. For more information on CHS please visit the company website at (www.criticalhs.com). The information included on the CHS website is not incorporated by reference into this press release or in any filing with the Securities and Exchange Commission.
Additional Information and Where to Find It
On February 14, 2008, MBH filed a preliminary proxy statement concerning the previously announced proposed transaction between MBH and CHS, which will be subject to review by the Securities and Exchange Commission. MBH stockholders and other interested persons are urged to read the definitive proxy statement and other relevant materials when they become available as they will contain important information about MBH, CHS and the proposed transaction. Such persons can also read MBH’s final prospectus dated April 17, 2007, for a description of the security holdings of the MBH officers and directors and their respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction.
Participants in Solicitation
MBH and its directors and executive officers and CHS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of MBH stock in respect of the proposed transaction. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement relating to the proposed transaction and MBH’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007 when they become available.
Forward Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting MBH and CHS, their ability to complete a business combination and those other risks and uncertainties detailed in their filings with the Securities and Exchange Commission. MBH and CHS caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MBH and CHS do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.
Contacts:

Stephanie Carrington/Elizabeth Scott
The Ruth Group
646-536-7017 / 7014
scarrington@theruthgroup.com
escott@theruthgroup.com

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